UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  July 21, 2017

MAGNEGAS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-35586	26-0250418
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employee Identification No.)

11885 44th Street North

Clearwater, FL 33762

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (727) 934-3448

Not applicable

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Explanatory Note

This Amendment No. 1 on Form 8-K/A (the “Form 8-K/A”) is an amendment to Item 8.01 and Item 9.01 of the Current Report on Form 8-K of the Company filed on July 24, 2017 (the “Original 8-K”). In Item 8.01 of the Original 8-K, as a result of an administrative error, the press release described therein was not released. This Form 8-K/A amends Item 8.01 and Item 9.01 of the Original 8-K for the sole purpose of deleting Item 8.01 and removing Exhibit 99.1 from Item 9.01. This Form 8-K/A speaks as of the original filing date of the Original 8-K, does not reflect events that may have occurred subsequent to the original filing date, and does not modify or update in any way disclosures made in Items 1.01 or 5.03 of the Original 8-K.

Item 8.01	Other Events.

DELETED.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1	Form of Certificate of Designations for Series D Convertible Preferred Stock
5.1	Opinion of Goodwin Procter LLP
10.1	Securities Purchase Agreement dated July 21, 2017, between the Company and the Investors identified therein
10.2	Form of Series D Convertible Preferred Warrant
23.1	Consent of Goodwin Procter LLP (contained in Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 25, 2017

MAGNEGAS CORPORATION

/s/ Ermanno Santilli
By:	Ermanno Santilli
Its:	Chief Executive Officer